UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2019

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2019, the Board of Directors (the “Board”) of Soleno Therapeutics, Inc. (the “Company”) accepted Mahendra Shah’s resignation from the Board, including his resignation from the Compensation Committee of the Board of Directors (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), effective April 26, 2019. The resignation of Mr. Shah was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

On April 26, 2019, the Board, upon recommendation from the Nominating Committee, appointed Gwen Melincoff as a director of the Company and as a member of the Compensation Committee and Nominating Committee, effective immediately. Ms. Melincoff will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2021, when she is expected to stand for election by a vote of the Company’s stockholders. There are no transactions and no proposed transactions between Ms. Melincoff (or any member of her immediate family) and the Company or any of its subsidiaries, and there is no arrangement or understanding between Ms. Melincoff and any other person or entity pursuant to which Ms. Melincoff was appointed as a director of the Company.

Ms. Melincoff will participate in the Company’s standard compensation plan for non-employee directors. The standard compensation plan for non-employee directors is described in the section titled “Management” of the Company’s Registration Statement on Form S-1 (File No. 333- 230607) filed with the Securities and Exchange Commission on March 29, 2019. In connection with her appointment, Ms. Melincoff will also execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196635) filed with the Securities and Exchange Commission on June 10, 2014.

Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries. Her experience has spanned public and private company boards, venture financing, business development, licensing, mergers and acquisitions, research operations, marketing, product management and project management. She currently sits on the board of directors of Photocure ASA, and Collegium Pharmaceutical, Inc. and is a Venture Advisor at Agent Capital. She is also an advisor to Phase 1 Ventures and Verge Genomics and was a board member at Tobira Therapeutics from 2014-2016 when Allergan acquired it for $1.7B. She served as Vice President of Business Development at BTG International Inc. a UK- specialist healthcare company from 2014-2016. From 2004 to the 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Pharmaceuticals. Additionally, she led the Shire’s Strategic Investment Group (SIG). She served as a board member/board observer at DBV Technologies, AM Pharma, ArmaGen Technologies, Promethera Biosciencs, Naurex Inc. (acquired by Allergan) and Enterome. She was responsible for the collaboration with New River Pharmaceuticals that led to the $2.6 billion acquisition of the company. Ms. Melincoff was named a “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation. Ms. Melincoff worked for Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff has a B.S in Biology, a Master’s of Science in Management, and has attained the designation of the Certified Licensing Professional (CLP™).

On April 29, 2019, the Company issued a press release regarding the appointment of Ms. Melincoff to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on April 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: April 29, 2019
	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer